UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2009

LABURNUM VENTURES INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-52043
Commission File Number

404 – 1155 Mainland Street,
Vancouver, BC, Canada, V6B 5P2
(Address of principal executive offices)

Registrant’s telephone number, including area code: 604-731-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement.

On June 18, 2009, Laburnum Ventures Inc. (the “Company”) entered into a consulting agreement with Fenco Communications (“Fenco”) pursuant to which  Fenco is to provide investor relations services for the Company (the “Agreement”).  The material terms of the Agreement are as follows:

•	The term of the Agreement is 6 months;
•	The Company shall pay Fenco a fee of approximately $4,500 (CAD $5,000 per month)
•	The Agreement may be terminated by the Company at any time by providing 7 days notice.
•	Fenco shall provide the following services:
o	a dedicated toll free telephone line that will be answered from 8:00am to 4:00pm PST;
o	a corporate email address;
o	respond to current and potential investor inquiries via: telephone, email, fax, mail; and
o	maintain an investor: fax and email database and update collateral material as needed.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Consulting Agreement entered into with Fenco Communications Inc. dated June 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 22, 2009	Laburnum Ventures Inc.
(Registrant)

	By:	/s/ Thomas R. Brown
Thomas R. Brown, President and Chief Executive Officer (Principal Executive Officer and Principal Accounting Officer)